                                                                    EXHIBIT 21.1

SIGNIFICANT SUBSIDIARIES OF ANACOMP, INC.

                                                      Percentage of
                            State or Country          Voting Securities
Name                        of Incorporation          Owned *
----                        ----------------          -----------------
Anacomp, GmbH               Germany                          100%
Anacomp Limited             United Kingdom                   100%
Anacomp, S.A.               France                           100%
Cominformatic A.G.          Switzerland                      100%

* Directly or indirectly